Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	9753 Katy Freeway, Suite 700
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77024
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2026 RESULTS

Houston, TX — October 22, 2026 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended September 30, 2026.

For the quarter ended September 30, 2026, net income was $489.0 million, or $13.91 per diluted share, as compared to $291.6 million, or $8.25 per diluted share, for the quarter ended September 30, 2025. Revenue for the third quarter of 2026 was $3.77 billion compared to $2.45 billion in 2025. The Company reported operating cash flow of $1.01 billion in the current quarter compared to $553.3 million in 2025.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Strong ongoing demand and consistent excellence by our teams resulted in extraordinary results across every metric this quarter. As compared to the same quarter last year, Comfort Systems USA is reporting a 50% increase in revenue and a 70% jump in per share earnings. We also achieved remarkable cash flow exceeding $1 billion in a single quarter. Our teams continue their superb execution, providing great outcomes for our customers and communities.”

Backlog as of September 30, 2026 was $17.81 billion as compared to $14.06 billion as of June 30, 2026 and $9.38 billion as of September 30, 2025. On a same-store basis, backlog increased from $9.38 billion as of September 30, 2025 to $17.39 billion as of September 30, 2026.

Mr. Lane concluded, “Relentless demand, together with our competence and reputation, produced sequential backlog growth of $3.8 billion, and a year over year backlog increase exceeding $8.0 billion. We continue to experience robust demand, and thanks to the dedication and excellence of our workforce, we believe that through year end and for 2027 we are well-positioned to grow organically, and to maintain high levels of profitability and solid ongoing cash flow.”

The Company reported net income of $1.30 billion, or $36.94 per diluted share, for the nine months ended September 30, 2026, compared to $691.8 million, or $19.52 per diluted share, in 2025. The Company also reported revenue of $9.90 billion for the nine months ended September 30, 2026, as compared to $6.46 billion in 2025. Operating cash flow for the nine months ended September 30, 2026 was $2.54 billion, as compared to $717.8 million in 2025.

The Company will host a webcast and conference call to discuss its financial results and position on Friday, October 23, 2026 at 10:00 a.m. Central Time. To register for the call, please visit https://register-conf.media-server.com/register/BIadd092e43bfe46868f23208875b8c879. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at https://comfortsystemsusa.com under the “Investors” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 211 locations in 155 cities across the nation. For more information, visit the Company’s website at https://comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; economic downturns in the markets where the Company operates; shortages of labor and specialty building materials or material increases to the cost thereof; financial difficulties affecting projects, vendors, customers, or subcontractors; unexpected adjustments or cancellations in our backlog resulting in the Company’s backlog failing to translate into actual revenue or profits; inflation, supply chain disruptions, and capital market volatility; the loss of significant customers; intense competition in the Company’s industry; risks associated with acquisitions, including the ability to successfully integrate those companies; impairment charges for goodwill and intangible assets; reductions or reversals of previously recorded revenue or profits as a result of the Company’s cost-to-cost input method of accounting; difficulties in the financial and surety markets; delays and/or defaults in customer payments; difficult work environment; worldwide political and economic uncertainties, including international conflicts and epidemics or pandemics; attraction and retention of key management and employees; the Company’s decentralized management structure; our ability to effectively manage our backlog and the size and cost of our operations; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; our ability to remain in compliance with covenants under our credit agreement, service our indebtedness, or fund our other liquidity needs; our inability to properly utilize our workforce; increases and uncertainty in insurance costs; regulatory and legal risks, including adverse litigation results, failure to comply with laws and regulations; changes in United States trade policy, and tax-related risks; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; an increase in our effective tax rate; a material information technology failure or a material cybersecurity breach; risks related to our common stock; failure or circumvention of our disclosure controls and procedures or internal control environment; our ability to manage growth and geographically-dispersed operations; severe weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; force majeure events;

deliberate, malicious acts, including terrorism and sabotage; findings of inadequate internal controls; changes in accounting rules and regulations; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise, except as otherwise required by law.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(Unaudited)				(Unaudited)
	2026	%	2025	%	2026	%	2025	%
Revenue	$3,766,302	100.0%	$2,450,969	100.0%	$9,897,290	100.0%	$6,455,574	100.0%
Cost of services	2,831,820	75.2%	1,843,098	75.2%	7,364,168	74.4%	4,934,390	76.4%
Gross profit	934,482	24.8%	607,871	24.8%	2,533,122	25.6%	1,521,184	23.6%

SG&A	314,165	8.3%	229,579	9.4%	870,208	8.8%	634,919	9.8%
Gain on sale of assets	(4,253)	(0.1)%	(582)	—	(5,340)	(0.1)%	(1,580)	—
Operating income	624,570	16.6%	378,874	15.5%	1,668,254	16.9%	887,845	13.8%

Interest income, net	14,497	0.4%	3,407	0.1%	30,445	0.3%	7,269	0.1%
Changes in the fair value of contingent earn-out obligations	(4,295)	(0.1)%	(12,103)	(0.5)%	(16,710)	(0.2)%	(19,934)	(0.3)%
Other income, net	284	—	280	—	1,456	—	(226)	—
Income before income taxes	635,056	16.9%	370,458	15.1%	1,683,445	17.0%	874,954	13.6%

Provision for income taxes	146,012		78,843		382,421		183,202
Net income	$489,044	13.0%	$291,615	11.9%	$1,301,024	13.1%	$691,752	10.7%

Income per share
Basic	$13.93		$8.26		$36.98		$19.55
Diluted	$13.91		$8.25		$36.94		$19.52

Shares used in computing income per share:
Basic	35,116		35,307		35,183		35,379
Diluted	35,152		35,365		35,221		35,445
Dividends per share	$0.900		$0.500		$2.400		$1.350

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026	%	2025	%	2026	%	2025	%
Net income	$489,044		$291,615		$1,301,024		$691,752
Provision for income taxes	146,012		78,843		382,421		183,202
Other expense (income), net	(284)		(280)		(1,456)		226
Changes in the fair value of contingent earn-out obligations	4,295		12,103		16,710		19,934
Interest income, net	(14,497)		(3,407)		(30,445)		(7,269)
Gain on sale of assets	(4,253)		(582)		(5,340)		(1,580)
Amortization	25,691		19,526		69,359		59,432
Depreciation	21,850		16,048		60,452		44,914
Adjusted EBITDA	$667,858	17.7%	$413,866	16.9%	$1,792,725	18.1%	$990,611	15.3%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest income, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	December 31,
	2026	2025
	(Unaudited)
Cash and cash equivalents	$2,158,027	$981,898
Billed accounts receivable, net	3,837,245	2,577,858
Unbilled accounts receivable, net	184,114	123,197
Costs and estimated earnings in excess of billings, net	159,328	88,817
Other current assets, net	437,476	338,783
Total current assets	6,776,190	4,110,553
Property and equipment, net	862,733	387,952
Goodwill	1,149,698	1,025,515
Identifiable intangible assets, net	548,435	485,168
Other noncurrent assets	468,227	431,981
Total assets	$9,805,283	$6,441,169

Current maturities of long-term debt	$5,710	$6,163
Accounts payable	945,969	696,348
Billings in excess of costs and estimated earnings and deferred revenue	3,872,012	2,120,262
Other current liabilities	1,087,880	571,077
Total current liabilities	5,911,571	3,393,850
Long-term debt	43,845	139,063
Other long-term liabilities	514,624	459,482
Total liabilities	6,470,040	3,992,395
Total stockholders’ equity	3,335,243	2,448,774
Total liabilities and stockholders’ equity	$9,805,283	$6,441,169

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash provided by (used in):
Operating activities	$1,010,126	$553,271	$2,538,380	$717,816
Investing activities	$(321,109)	$(53,008)	$(788,573)	$(235,996)
Financing activities	$(385,784)	$28,550	$(573,678)	$(171,236)

Free cash flow:
Cash from operating activities	$1,010,126	$553,271	$2,538,380	$717,816
Purchases of property and equipment	(210,600)	(35,332)	(499,437)	(88,813)
Proceeds from sales of property and equipment	6,097	1,088	8,229	3,152
Free cash flow	$805,623	$519,027	$2,047,172	$632,155

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.